UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2015

ZOE'S KITCHEN, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36411 (Commission File Number)	51-0653504 (I.R.S. Employer Identification No.)

5760 State Highway 121, Suite 250
Plano, Texas 75024
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 436-8765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 6, 2015, Zoe’s Kitchen, Inc. (the “Company”) signed a Credit Agreement dated February 6, 2015 (the “Credit Agreement”), by and among the Company, as borrower, and the domestic subsidiaries of the Company, as guarantors, Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, swingline lender, issuing lender, sole lead arranger and sole bookrunner. The Credit Agreement provides for a credit facility consisting of a revolving loan commitment in the aggregate amount of $20,000,000, together with an incremental revolving credit commitment up to an aggregate amount of $30,000,000. The Credit Agreement has a 5-year term and matures on February 6, 2020.

Revolving credit loans under the Credit Agreement bear interest, at the Company’s election, at either the base rate plus an applicable margin, or LIBOR plus an applicable margin. The base rate consists of the highest of the prime rate, the federal funds rate plus 0.50% and LIBOR plus 1%. The applicable margin and associated loan commitment fee consists of two pricing levels based on the Company’s consolidated total leverage ratio (the “Debt Ratio”). If the Debt Ratio is greater than or equal to 2.50 to 1, then the unused commitment fee is 0.150% per annum, and the applicable margin is LIBOR plus 1.50% or the base rate plus 0.50%. If the Debt Ratio is less than 2.50 to 1.00, then the unused commitment fee is 0.125% per annum and the applicable margin is LIBOR plus 1.00% or the base rate.

This credit facility is unsecured and contains customary provisions for financings of this type, including, without limitation, representations and warranties, affirmative and negative covenants and events of default. Under the Credit Agreement, each domestic subsidiary of the Company unconditionally guarantees all existing and future indebtedness and liabilities of the Company and other guarantors arising under the Credit Agreement and other loan documents. The credit facility is available to be used by the Company to fund its working capital needs, among other general corporate purposes. As of the date hereof, the Company has no intention of incurring any indebtedness under the credit facility in 2015 and continues to have sufficient capital to fund its operations for the foreseeable future.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.03	Material Modifications to Rights of Security Holders.

The Credit Agreement includes certain customary restrictions on the Company's ability to pay dividends. Accordingly, the information included in Item 1.01 is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

10.1
Credit Agreement dated February 6, 2015, by and among Zoe’s Kitchen, Inc., as borrower, the subsidiaries of Zoe’s Kitchen, Inc., as guarantors, and Wells Fargo Bank, National Association, as administrative agent, swingline lender, issuing lender, sole lead arranger and sole bookrunner.

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOE'S KITCHEN, INC.
By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.        DESCRIPTION

10.1
Credit Agreement dated February 6, 2015, by and among Zoe’s Kitchen, Inc., as borrower, and the domestic subsidiaries of Zoe’s Kitchen, Inc., as guarantors, Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, swingline lender, issuing lender, sole lead arranger and sole bookrunner.